UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 13, 2015

CrowdGather, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (818) 435-2472

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February, 13, 2015, CrowdGather, Inc. (the "Company" or "we") entered into a Note Purchase Agreement with Iconic Holdings, LLC (“Iconic”) providing for the purchase of a Convertible Promissory Note ("Note") in the aggregate principal amount of $108,000. On February, 13, 2015, the Note was funded and the Company received $100,000 with $8,000 retained by Iconic through an original issue discount for due diligence and legal bills related to this transaction. The Note bears interest at the rate of 8% per annum, is due and payable on February 13, 2016. Iconic shall have the right to convert any unpaid sums into common stock of the Company at the rate of 60% of the lowest trading price reported in the 15 days prior to date of conversion, subject to adjustment as described in the Note. The Note also provides that Iconic will not be permitted to convert any portion of the note if the number of shares of the Company’s common stock beneficially owned by Iconic and its affiliates, together with the number of shares of our common stock issuable upon any full or partial conversion, would exceed 9.99% of our outstanding shares of common stock.

During the first 180 days following the date of the Note, the Company has the right to prepay the principal and accrued but unpaid interest due under the Note, together with any other amounts we may owe the holder under the terms of the Note, at a graduating premium ranging from 105% to 135% of face value. After this initial 180 day period, the Company does not have a right to prepay the note without written consent from Iconic. The Note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults.

The foregoing description of the Note Purchase Agreement and the Note is qualified in its entirety by reference to the full text of the Note Purchase Agreement and Note, which are included as exhibits to this Current Report on Form 8-K and are incorporated by reference.

Item 2.03.  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit

10.1	Note Purchase Agreement with Iconic Holdings, LLC
10.2	Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: February 20, 2015	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer